Exhibit 10.2

AMENDMENT

to the

FEE WAIVER AGREEMENT

This Amendment is made as of August 9, 2023 to the Fee Waiver Agreement dated September 23, 2022 (the “Agreement”), by and between Fidelity Private Credit Fund, a Delaware statutory trust (the “Fund”), and Fidelity Diversifying Solutions LLC, a Delaware limited liability company (the “Adviser” and “FDS”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties to the Agreement desire to amend the Agreement in the manner set forth herein.

NOW THEREFORE, the parties hereby amend the Agreement as follows:

1.
Section 1 of the Agreement is hereby replaced in its entirety by the following:

FDS agrees to waive all Management Fees and Income Incentive Fees through December 31, 2023.

2.
Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

FIDELITY PRIVATE CREDIT FUND

By:	/s/ Heather Bonner
Name:	Heather Bonner
Title:	President & Treasurer

FIDELITY DIVERSIFYING SOLUTIONS LLC

By:	/s/ Christopher J. Rimmer
Name:	Christopher J. Rimmer
Title:	Treasurer